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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT

We consent to incorporation by reference in Registration Statement No. 333-49672 on Form S-3 and Registration Statements Nos. 333-75174, 333-83168, 333-09417, 333-96411, 333-52672 and 333-78451 on Form S-8 of Fidelity National Information Solutions, Inc., of our report dated May 11, 2001, appearing in this annual report on Form 11-K of the Fidelity National Information Solutions, Inc. 401(k) Plan, (formerly Vista Information Solutions, Inc. 401(k) Plan) for the year ended December 31, 2001.




/s/ DELOITTE & TOUCHE LLP



San Diego, California

June 27, 2002